UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 19, 2015
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2015, Delta’s Board of Directors appointed John B. Brown to serve as Chief Operating Officer, Treasurer and Secretary for one year or until his successor is elected and qualified.  Mr. Brown, age 48, has served as the Company’s Chief Financial Officer, Treasurer and Secretary since 2007 and will continue to serve as Delta’s principal financial officer in his new role.  On November 19, 2015, Delta’s Board of Directors set Mr. Brown’s annual base compensation at $250,000, effective December 1, 2015. The Company entered a change in control agreement with Mr. Brown on March 1, 2000, as filed as Exhibit 10(k) to Delta’s Form 10-Q (File No. 000-08788) dated March 31, 2000.  The agreement provides, in the event of a change in control, for up to three years of continuing monthly salary payments and benefits to Mr. Brown.  If during that period Mr. Brown is terminated without cause, his salary and benefits continue for the remainder of the contract term (but in no event for less than two years), and he may elect to receive his total remaining base salary as a lump sum payment.  A termination by Mr. Brown because he determines in good faith that his employment is not in the company’s best interests or that he is unable to carry out his duties effectively is considered a “without cause” termination.

The Board of Directors re-appointed all of the other officers in their current roles at their current compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company's Annual Meeting of Shareholders was held on November 19, 2015. At that meeting, there were 7,095,262 shares of common stock present in person or by proxy and entitled to vote. The matters voted upon and the results of the vote are set forth below.

Proposal One: Ratification of Appointment of Independent Registered Public Accounting Firm

Shareholders approved the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending June 30, 2016.

Voted For	Voted Against	Abstain

6,358,955	58,915	26,014

Proposal Two: Election of Directors

Shareholders elected each of the following nominees as a director to serve three-year terms expiring on the date of the annual meeting of the Company in 2018.

Nominees	Voted For	Withheld	Broker Non-Votes

Linda K. Breathitt	4,150,261	78,723	2,214,900

Jacob P. Cline III	4,146,579	82,405	2,214,900

Michael J. Kistner	4,147,558	81,426	2,214,900

Shareholders elected the following nominee as a director to serve a one-year term expiring on the date of the annual meeting of the Company in 2016.

Nominee	Voted For	Withheld	Broker Non-Votes

Rodney L. Short	4,140,939	88,045	2,214,900

Sandra C. Gray and Edward J. Holmes will continue to serve on our Board of Directors until the election in 2016. Glenn R. Jennings, Fred N. Parker and Arthur E. Walker, Jr. will continue to serve on our Board of Directors until the election in 2017.

Proposal Three: Non-Binding, Advisory Vote to Approve the Compensation Paid our Named Executive Officers

Shareholders approved the compensation paid our named executive officers for fiscal 2015.

Voted For	Voted Against	Abstain	Broker Non-Votes

3,520,538	575,846	132,600	2,214,900

Item 8.01	Other Events

Effective November 19, 2015, Michael R. Whitley retired from the Board of Directors. Mr. Whitley served as the Lead Director, the Chair of the Corporate Governance and Compensation Committee and as a member of the Audit and Executive Committees.

On November 19, 2015, Delta's Board named Michael J. Kistner as Lead Director and Sandra C. Gray as the Chair of the Corporate Governance and Compensation Committee. Dr. Gray will also be serving on the Executive Committee.

Fred N. Parker is transferring from the Audit Committee to the Corporate Governance and Compensation Committee and Linda K. Breathitt and Rodney L. Short will be serving on the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: November 20, 2015	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary